EMPLOYMENT AGREEMEMENT

     This Employment Agreement (the "Agreement"), entered into as of December 19, 1996, is by and between MERRIMAC INDUSTRIES, INC. (the "Company") and MASON
N. CARTER (the "Executive").

     In consideration of the promises in this Agreement, the mutuality and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company under the terms and conditions set forth in this Agreement. The Executive shall be based at the principal executive offices of the Company in West Caldwell, New Jersey, except for reasonable required travel on Company business.

     2. Term. Subject to the provisions of Paragraph 6 herein ("Termination of Employment"), the initial term of the Executive's employment under this Agreement will commence on December 19, 1996 and will end on December 31, 1999 (the "Initial Term"), and will automatically renew for successive twelve month periods commencing January 1, 2000, unless:

     (A) either party gives written notice of termination of this Agreement to the other at least six (6) months prior to the end of the then present term, in which case the Executive's employment will terminate at the end of the then present term; or

     (B) the Executive's employment is terminated under Paragraph 6, in which event the Agreement will terminate on the date set forth in Paragraph 6.

     3. Title and Duties.

     (a) The Executive will serve as the President and Chief Executive Officer of the Company. The Executive shall be responsible for performing such duties and responsibilities that are consistent with his position or that may be assigned to him from time to time by the Board of Directors of the Company consistent therewith. The Executive agrees to devote substantially all of his working time, attention, skill and energy to the duties set forth herein and to the operations of the Company, to use his efforts to promote the success of the Company, and to cooperate fully with the Board of Directors in the advancement of the best interests of the Company. Nothing in this Agreement prevents Executive from engaging in additional activities in connection with personal investments and community affairs, or serving as a director for one or more other corporations, as are consistent with the Executive's duties hereunder.

     (b) The Executive currently serves as a director of the Company. During the period of Executive's service as a director of the Company, the Executive shall not entitled to receive any additional compensation as a director, but shall be entitled to reimbursement of expenses reasonably incurred as a director, in accordance with the Company's policies for such reimbursement as are in effect from time to time. The Company will indemnify the Executive as an officer and director, to the same extent as it indemnifies other officers and directors, consistent with the Company's by-laws.

     4. Compensation and Related Matters. (a) In consideration for Executive's services to the Company during the first year of employment, Executive shall receive a base salary at the annual rate of Two Hundred Thousand Dollars (U.S. $ 200,000) ("Base Salary"). The Base Salary shall be payable in accordance with the Company's regular payroll schedule, from which the Company shall withhold and deduct all federal and state income, social security and disability taxes and other deductions as required by applicable laws. The Base Salary will be reviewed by the Board of Directors on an annual basis and may be adjusted to reflect the Executive's performance and the scope and success of the Company; [provided, however, that during the Initial Term of this Agreement, the Executive's Base Salary shall not be less than $200,000].

     (b) Sign-On Bonus. (i) In connection with the execution of this Agreement, the Company shall grant to the Executive stock options (the "Options") to purchase 50,000 shares of the common stock of the Company, such Options to be exercisable at the market price of the common stock at the close of trading on December 31, 1996 and to have a term of ten (10) years. The Options shall vest as follows:

     Options to purchase 20,000 shares shall vest on the first anniversary of the execution of this Agreement

     Options to purchase 15,000 shares shall vest on the second anniversary of the execution of this Agreement

     Options to purchase 15,000 shall vest on the third anniversary of the execution of this Agreement.

     (ii) For purposes of paragraphs (d) through (g), inclusive, of Section 6 of the Stock Option Plan, it shall be deemed to have been determined at the time of grant that the Options, once vested, may be exercised at any time on or before the end of their 10 year term. The Company shall cause all stock issued upon exercise of the Options to be fully registered under the federal securities laws.

     (iii) Except as otherwise provided in this Agreement, the provisions of the Stock Option Plan shall govern in respect of the Executive's rights and obligations relating to the Options.

     5. Employment Benefits. During the term of this Agreement, Executive shall be eligible for the following benefits:

     (a) Employee Benefits. The Executive shall be entitled to participate in the Company's employee benefit plans, including but not limited to medical benefits, life insurance, Employee Stock Purchase Plans, Stock Option Plan, 401(k) plan and profit sharing plans, as may be in effect from time to time, on terms and conditions at least as favorable as any other executive officer of the Company.

     (b) Vacation and Holidays. The Executive shall be entitled to four (4) weeks paid vacation per year, plus those paid holidays to which other similarly situated employees of the Company shall be entitled.

     (c) Bonuses and Stock Options. The Executive is eligible to receive bonuses and stock options, to the extent bonuses and stock options are awarded by the Company as determined within the sole discretion of the Board of Directors.

     (d) Automobile. The Executive shall be entitled to the use of an automobile at the Company's expense, up to $700 per month, for the Executive's performance of his duties under this Agreement. The automobile allowance shall be provided, at the Executive's option, either through a Company car, either owned or leased by the Company, or through prompt reimbursement by the Company for the costs of an automobile owned or leased by the Executive. The costs for which the Company shall be responsible are the costs of maintenance and repair, applicable insurance and gasoline costs incurred by the Executive for business purposes in connection with the Executive's use of such automobile, provided that the Executive submit on a timely manner appropriate documentation supporting such costs. If the Company leases the car, the Executive shall have the option to purchase the car at the end of the lease term.

     (e) Expenses. During his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary expenses incurred by him in performing services hereunder (including as a director if appropriate), provided that the Executive properly accounts for such expenses in accordance with the Company's policy then in effect.

     6. Termination of Employment.

     (a) Death. The Executive's employment under this Agreement shall terminate immediately upon his death. In such event, the Company shall pay to the Executive's estate all salary and benefits accrued but unpaid through the date of death, and the Company shall not have any further obligations under this Agreement, except for any accrued or vested benefits under this Agreement, the Stock Option Plan or otherwise, or as may be required by law.

     (b) Disability. The Executive's employment under this Agreement shall terminate if the Executive has a "Disability" (as defined herein) as reasonably determined by the Board of Directors. For purposes of this Agreement, the term "Disability" means that (i) as a result of physical or mental illness or injury, the Participant is unable to perform the essential duties of his position or poses a direct threat to the safety and health of Participant or others and there is no reasonable accommodation that can be provided by the Company that would allow Participant to perform the essential functions of Participant's position as determined under applicable law; or (ii) the Participant is absent from Participant's position for a period of ninety (90) consecutive work days or for a period of 120 non-consecutive work days in a twelve-month period.

     (c) For Cause. Notwithstanding any of the foregoing provisions of this Agreement, the Company may, at any time during the term of this Agreement without prior notice, discharge the Executive for "Cause" (as hereinafter defined). For the purposes of this Agreement, the Company shall be deemed to have Cause to terminate the Executive's employment hereunder for: (i) willful failure to perform normal and customary duties for an extended period for any reason other than death or total disability; (ii) gross negligence or willful misconduct, including but not limited to, fraud, embezzlement or intentional misrepresentation; (iii) commission of, or indictment or conviction for, a felony; (iv) willfully engaging in competitive activities against the Company or purposely aiding a competitor of the Company; (v) misappropriation of a material opportunity of the Company; or (vi) violation of any material term of this Agreement and failure to cure within ten days after receipt of written notice of such violation or, if reasonable under the circumstances, such additional period of time during which the Executive is using his best efforts to so cure, not to exceed thirty (30) days in total. If the Executive is dismissed for Cause, the Company shall pay to Executive all salary and benefits accrued but unpaid through the date of Termination, and the Company shall not have any further obligations under this Agreement, except for any accrued or vested benefits under this Agreement, the Stock Option Plan or otherwise, or as may be required by law.

     (d) Notice of Termination. Any termination of employment by the Company shall be communicated by a written notice of termination to the Executive.

     (e) Certain Payments Upon Termination. If the Executive's employment is terminated by the Company before the end of the term other than by death, Disability or for Cause, the Company shall provide the following to the
Executive: (i) payment on a monthly basis of Base Salary (less applicable withholdings) as in effect on the date of termination, from the date of termination to the end of the then present term, (ii) continued group medical coverage, under the Company's group medical plan in effect from time to time, under the same terms and conditions as provided to comparable employees, for the same period as payment of the Base Salary above, (iii) payment of an amount representing annual bonuses (calculated and paid as set forth herein) and
(iv) continuation of the car allowance set forth in Paragraph 5(d) for the lesser of one year from the date of termination or for the period from date of termination to the end of the Agreement and, further, all unvested stock Options held by the Executive shall immediately vest, and be exercisable in accordance with their terms. In the event that the Executive's employment is terminated by the Company before the end of the term of the Agreement other than as by contemplated by Paragraph 6(a), (b) or (c), including any termination of employment under Paragraph 7 upon a Change in Control, the annual bonus to which the Executive might otherwise be entitled shall be an amount equal to 20% of the Executive's Base Salary in effect on the date of termination, which amount shall be paid in respect of each period of twelve months remaining during the then term of this Agreement, and a pro-rated amount shall be paid in respect of any period of less than twelve months. Any such payments for bonus shall be made at the time that other annual bonuses are paid to other executive officers of the Company (or if no annual bonus is paid during a particular year, in December of the applicable year).

     7. Change in Control. If the Executive resigns from his employment with the Company for Good Reason (as defined herein) or is dismissed without Cause within twelve (12) months following the date of a Change in Control (as defined herein), the Company agrees to pay Executive the greater of (a) twelve month salary and benefits (including bonus as calculated in Paragraph 6(e)) or (b) salary and benefits from the date of resignation to the end of then present term of the Agreement. In the event of a Change in Control, all unvested stock options held by the Executive shall become immediately exercisable and all rights and benefits relating to such options may be exercised and shall become fixed and not subject to change or revocation by the Company. "Good Reason" is defined as a material diminution of the Executive's duties and responsibilities or a substantial reduction in the Executive's compensation and benefits. A "Change in Control" will be deemed to have occurred if (a) the Company is merged or consolidated with, or, in any transaction or series of transactions, all or substantially all of the business or assets of the Company shall be sold or otherwise acquired by, another corporation or entity and, as a result thereof, the stockholders of the Company immediately prior thereto shall not have at least 50% or more of the combined voting power of the surviving, resulting or transferee corporation or entity; or

     (b) any person (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended,) who is not now a current affiliate or a 5% or more holder, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act and the applicable rules and regulations) of stock of the Company entitled to cast more than (25%) of the votes at the time entitled to be cast generally for the election of directors.

     8. Confidential Information.

     (a) The Executive agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, any confidential information obtained by him while in the employ of the Company, including, without limitation, any of the Company's inventions, software, data lists, client lists, trading policies, pricing policies, business plans, or customer or trade secrets; provided, however, that this provision shall not preclude the Executive from use or disclosure of information which is in the public domain or from disclosure required by law or court order. The Executive also agrees that upon leaving the Company's employ he will not take with him, without the prior written consent of the Board of Directors, any document of the Company, which is of a confidential nature relating to the Company or its affiliates, or, without limitation, relating to its or their customers or trade secrets.

     9. Non-Competition.

     (a) The Executive agrees that if his employment with the Company terminates for Cause, or he leaves the Company voluntarily without Good Reason, he will not, without the prior written consent of the Company, for a period of twelve
(12) months thereafter, alone or with or for others, in whatever capacity, directly or indirectly, solicit or attempt to solicit for business in competition with the Company clients or customers of the Company with whom he did business during his employment with the Company, or solicit or attempt to solicit employees of the Company to leave the Company's employ.

     (b) The Executive expressly acknowledges and understands that the remedy of law for any breach by him of this Section-9 will be inadequate, and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon the Executive's violation of any provision of this Section-9, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section-9 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Section-9 which may be pursued or availed of by the Company.

     (c) If following termination of the Executive's employment any of the restrictions pursuant to this Section-9 shall for any reason be held by to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as to thereafter be limited or reduced to the extent required to be enforceable in accordance with applicable law; it being understood and agreed that by execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights.

     10. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing signed by both parties.

     11. Governing Law; Arbitration. This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws.

     All disputes concerning the Executive's employment with the Company, the termination thereof, the breach by either party of the terms of this Agreement or any other matters relating to or arising from Executive's employment with the Company shall be resolved in binding arbitration in a proceeding administered by and under the rules and regulations of the American Arbitration Association, in the AAA office located in New York, New York. The arbitrator shall not have authority to modify or change any of the terms of this Agreement. Both parties and the arbitrator will treat the arbitration process and the activities which occur in the proceedings as confidential. If the Executive brings a claim against the Company to enforce the terms of this Agreement and achieves a successful result, other than as a result of a negotiated settlement, the Company shall be liable to pay reasonable attorneys' fees and expenses incurred by the Executive.

     12. Binding Effect; Delegation of Duties Prohibited. This Agreement will inure to the benefit of and will be binding upon the parties and their respective successors, heirs and legal representatives. Neither the Company nor the Executive may assign or delegate their respective performance of this Agreement.

     13. Notices. All notices and other communications that are required or may be given under this Agreement must be in writing and will be deemed to have been duly given when delivered in person, when received by telecopy (provided that the sender has retained a copy of the notice showing the date and time of receipt), upon delivery by a nationally recognized overnight courier service, or three days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the party to whom the notice is being given, as follows:

     If to the Company:

     Merrimac  Industries,  Inc.
     41 Fairfield  Place
     West  Caldwell,  New Jersey 07006
     Facsimile:  (201)  575-0531
     Attention:   Chairman  of  the  Compensation Committee

     With a Copy to:

     Chadbourne  & Parke,  LLP
     30  Rockefeller  Plaza
     New York,  New York  10112
     Facsimile: (212) 541-5369
     Attention: Thomas C. Meriam, Esq.

     If to the Executive:

     Mason N. Carter
     Box 775
     Old Farm Road
     Bedminster, New Jersey 07921


     With a copy to:

     Mail To:

     Pitney,  Hardin,  Kipp  &  Szuch
     P.O.  Box  1945
     Morristown,  New  Jersey 07962-1945
     Attn: Henry Nelson Massey, Esq.
     Facsimile No.: (201) 966-1550

     Delivery To:

     Pitney,  Hardin,  Kipp & Szuch
     200 Campus Drive
     Florham  Park,  New Jersey 07932-0950
     Attn: Henry Nelson Massey, Esq.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                       MERRIMAC INDUSTRIES, INC.





                                       By: Reynold K. Green
                                       ------------------------
                                       Name:   Reynold K. Green




                                        MASON N. CARTER
                                        ---------------
                                        Mason N. Carter